Exhibit 10.12

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is dated for reference purposes only as of January 8, 2014, by and between BIG DOG HOLDINGS LLC, a Delaware limited liability company (as successor in interest to 650 TOWNSEND ASSOCIATES LLC, a Delaware limited liability company) (“Landlord”), and IRHYTHM TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Office Lease dated as of April 30, 2008 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of February 26, 2010 (the “First Amendment to Lease”) and by that certain Second Amendment to Lease dated as of December 19, 2011 (the “Second Amendment to Lease”, collectively with the Original Lease and the First Amendment to Lease, the “Existing Lease”), Tenant leases certain premises containing approximately 11,254 square feet of rentable area located on the third floor, commonly referred to as Suite 380 (the “Premises”), in the building located at 650 Townsend Street, San Francisco, California (the “Building”).

B. Landlord and Tenant now desire to extend the Term of the Existing Lease for an additional period of twenty four (24) months (with the new Expiration Date of the Term occurring on April 30, 2016) (the “Extension Period”), and Tenant also desires to add to the Premises an additional 1565 square feet of rentable area located on the third floor of the Building, commonly referred to as Suite 316 (the “Additional Premises”). The Premises and such Additional Premises are shaded in yellow on the floor plan attached hereto as Exhibit A. Landlord, subject to the terms and conditions set forth herein, shall agree to both the extension of the Term of the Existing Lease by the Extension Period and the addition of the Additional Premises to the existing Premises.

D. Landlord and Tenant now desire to amend the Existing Lease to set forth the terms and conditions upon which both the extension of the Term of the Existing Lease to April 30, 2016 and the addition of the Additional Premises to the existing Premises shall be governed and to modify certain other terms and conditions of the Existing Lease, all as further described herein. The Existing Lease, as amended by this Third Amendment, is referred to herein as the “Lease.”

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Use of Defined Terms; Recitals; Exhibits; Effective Date.

1.1 Definitions. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the defined meanings ascribed to them in the Existing Lease. In the event of any conflict between the terms of the Existing Lease and the terms of this Third Amendment, the terms (including, without limitation, any definitions) set forth in this Third Amendment shall supersede and control.

1.2 Recitals. The recitals set forth above are incorporated herein and made a part of this Third Amendment to the same extent as if set forth herein in full.

1.3 Exhibits. The exhibits attached hereto are incorporated herein and made a part of this Third Amendment. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used in the exhibits attached hereto shall have the defined meanings ascribed to them in this Third Amendment.

1.4 Effective Date and Commencement Dates. Unless otherwise specifically provided herein, the provisions of this Third Amendment shall be effective as of the date that this Third Amendment has been fully executed and delivered by both Tenant and Landlord (the “Effective Date”). Unless otherwise specifically provided herein, the commencement date of the Extension Period shall be May 1, 2014 (the “Commencement Date”) and the commencement date relating to the Additional Premises shall be January 15, 2014 (the “Additional Premises Commencement Date”).

2. Basic Lease Information. The Basic Lease Information attached to the Existing Lease summarizes the principal terms applicable to the Existing Lease through the Expiration Date. Effective as of the Effective Date, such Basic Lease Information shall be deleted in its entirety and of no further force or effect, and in place thereof, the “Restated Basic Lease Information” attached as Exhibit B to this Third Amendment shall serve as the operative summary of the principal terms of the Lease, as amended by this Third Amendment, from the Effective Date through the expiration or earlier termination of the Lease.

3. Term.

3.1 Extension of Term. Effective as of the Effective Date, the Term of the Lease shall be extended so that, unless earlier terminated as provided in the Lease, the new Expiration Date of the Term of the Lease shall be April 30, 2016 for all purposes of the Lease, as amended hereby.

3.2 No Additional Option Periods. Landlord and Tenant hereby acknowledge and agree that Tenant shall have no extension option or any further option or right to extend the Term of the Lease beyond the Expiration Date set forth in Section 3.1 above.

4. Existing Premises. Tenant currently leases and occupies the entirety of the existing Premises pursuant to the terms of the Existing Lease. From and after the Commencement Date and, unless earlier terminated as provided in the Lease, continuing through and until the Expiration Date, Tenant shall continue to lease and occupy the existing Premises pursuant to the terms of the Lease. Landlord and Tenant hereby acknowledge and agree that Landlord has no obligation whatsoever to make any improvements or perform any improvement or alteration work in the existing Premises, and, except as is otherwise expressly provided herein to the contrary, Landlord has no obligation whatsoever to pay for or perform any improvements or alterations in the existing Premises or in the Building in connection with Landlord’s and Tenant’s entry into this Third Amendment. Any improvements or alterations required or desired by Tenant in order to prepare the existing Premises for Tenant’s continued use of the same from and after the Commencement Date shall be Tenant’s responsibility and shall be made or installed by Tenant, if at all, in accordance with the provisions of Article 10 of the Original Lease.

5. Additional Premises.

5.1 Lease of Additional Premises. From and after the Additional Premises Commencement Date and, unless earlier terminated as provided in the Lease, continuing through and until the Expiration Date, Tenant shall lease and occupy the Additional Premises pursuant to the terms of the Lease, and as of the Additional Premises Commencement Date, the Additional Premises together with the existing Premises shall constitute the Premises for all purposes of the Lease, as amended hereby. Landlord and Tenant hereby acknowledge and agree that Landlord has no obligation whatsoever to make any improvements or perform any improvement or alteration work in the Additional Premises, and Landlord has no obligation whatsoever to pay for or perform any improvements or alterations in the Additional Premises or in the Building in connection with Landlord’s and Tenant’s entry into this Third Amendment. Any improvements, alterations or furnishings required or desired by Tenant in order to prepare the Additional Premises for Tenant’s use and occupancy shall be Tenant’s responsibility and shall be made or installed by Tenant, if at all, in accordance with the provisions of Article 10 of the Original Lease.

6. Base Rent; Base Year for Escalation Rent.

6.1 Base Rent. Notwithstanding anything in the Existing Lease to the contrary, from and after the Effective Date and, unless earlier terminated as provided in the Lease, continuing through and until the Expiration Date, Tenant shall pay to Landlord as monthly Base Rent for the Premises, the respective amounts of monthly Base Rent specified in the Restated Basic Lease Information (for the corresponding Premises), and Tenant shall pay any and all such amounts to Landlord in accordance with those provisions of the Existing Lease which do not conflict with this Section 6.1.

6.2 Base Year for Escalation Rent. Effective as of the Effective Date, the Base Year for all purposes of the Lease, as amended hereby, shall be as is set forth in the Restated Basic Lease Information.

7. Security Deposit. Landlord and Tenant each acknowledge and agree that Landlord currently holds Ninety-One Thousand Two Hundred Seventy-Eight and 00/100 Dollars ($91,278.00) as Tenant’s Security Deposit pursuant to Article 26 of the Original Lease. Concurrently with Tenant’s execution and delivery of this Third Amendment, Tenant shall pay to Landlord the sum of Fifty-Four Thousand Eight Hundred Ninety-One and 99/100 Dollars ($54,891.99) in cash in order to increase Tenant’s total Security Deposit under the Lease to One Hundred Forty-Six Thousand One Hundred Sixty-Nine and 69/100 Dollars ($146,169.99). Landlord shall continue to hold and administer the Security Deposit (as the same shall be increased pursuant to this Section 7) in accordance with the provisions of Article 26 of the Original Lease.

8. Brokers. Landlord and Tenant each represent and warrant to the other that, except for Colliers International, representing Landlord exclusively (the “Landlord’s Broker”), and Cornish & Carey Commercial Newmark Knight Frank, representing Tenant exclusively (the “Tenant’s Broker”), they have not made any agreement or taken any action which may cause anyone, other than Landlord’s Broker and Tenant’s Broker, to become entitled to a commission as a result of the transactions contemplated by this Third Amendment, and each will indemnify and defend the other from any and all third-party claims for such compensation resulting from a party’s breach of its representation or warranty contained in this Section 8. Landlord, at its sole cost and expense, will pay any commission which may be due to Landlord’s Broker and Tenant’s Broker pursuant to a separate written agreement with Landlord’s Broker.

9. Tenant’s Representations. Tenant hereby represents and warrants to Landlord that as of the Effective Date: (a) all of Tenant’s estate, right, title and interest in and to the Lease is free and clear of assignments, sublettings, liens and encumbrances; (b) the Lease is in full force and effect; (c) Tenant is presently in possession of the Premises and has paid (and continues to pay) all Rent and any other charges or sums due under the Lease as the same become due and payable; (d) the Lease has not been modified, supplemented or amended in any way, except as may be set forth in this Third Amendment; (e) Tenant is not aware of any actionable defenses, claims or set-offs under the Lease against rents or charges due or to become due thereunder; and (f) this Third Amendment has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof.

10. Landlord Representations. Landlord hereby represents and warrants to Tenant that as of the Effective Date: (a) all of Landlord’s estate, right, title and interest in and to the Lease is free and clear of assignments, sublettings, liens and encumbrances; (b) the Lease is in full force and effect; (c) Landlord has all required rights, title and interest in the Building in order to fulfill its obligations hereunder; (d) the Lease has not been modified, supplemented or amended in any way, except as may be set forth in this Third Amendment; (e) this Third Amendment has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with the terms hereof.

11. Certified Access Specialist Inspection. In September 2012, the California State Legislature enacted SB 1186 (California Civil Code §1938) requiring disclosure of whether leased premises have been inspected by a government-approved Certified Access Specialist and if so, whether the premises have been determined to be in compliance with all applicable construction-related disability accessibility standards. Tenant hereby acknowledges that as of the date of this Lease, the Premises has not been inspected by a Certified Access Specialist.

12. Miscellaneous.

12.1 Except as modified by this Third Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed. The Lease, as amended by this Third Amendment, may be amended only by an agreement in writing, signed by the parties hereto. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

12.2 Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Existing Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

12.3 The submission of this Third Amendment to Tenant for examination or execution does not create an option or constitute an offer to Tenant to amend the Existing Lease on the terms and conditions contained herein, and this Third Amendment shall not become effective as an amendment to the Existing Lease unless and until the Additional Premises Commencement Date occurs.

12.4 This Third Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Third Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

12.5 This Third Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Third Amendment may be executed by a party’s signature transmitted by facsimile (“fax”) or by electronic mail in portable document format (“pdf”), and copies of this Third Amendment executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals. Any party executing and delivering this Third Amendment by fax or pdf shall promptly thereafter deliver a counterpart of this Third Amendment containing said party’s original signature. All parties hereto agree that a faxed or pdf signature page may be introduced into evidence in any proceeding arising out of or related to this Third Amendment as if it were an original signature page.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to Lease to be executed as of the respective dates written below.

LANDLORD:

BIG DOG HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Jeff Shouger
Name:	Jeff Shouger
Its:	VP Finance

Date:	1/10/2014

TENANT:

IRHYTHM TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Kevin M. King
Name:	Kevin M. King
Its:	President & CEO

Date:	1/8/2014

Exhibit A

FLOOR PLAN OF ADDITIONAL PREMISES

[Diagram intentionally omitted]

Exhibit B

RESTATED BASIC LEASE INFORMATION

Lease Date:	April 30, 2008

Date of Amendments:

First Amendment to Lease dated February 26, 2010 (the “First Amendment”);

Second Amendment to Lease dated December 19, 2011 (the “Second Amendment”); and

Third Amendment to Lease dated January 8, 2014 the “Third Amendment”)

Landlord:	Big Dog Holdings LLC, a Delaware limited liability company

Tenant:	iRhythm Technologies, Inc., a Delaware corporation

Premises:	Approximately 12,819 square feet of rentable area located on the third (3rd) floor of the Building, commonly referred to as Suite 380 (as shown on the Floor Plan attached to the Original Lease as Exhibit A) and Suite 316 (as shown on the Floor Plan attached to the Third Amendment as Exhibit A).

Lease Commencement Date:	May 14, 2008

Third Amendment Commencement Date:	May 1, 2014

Additional Premises Commencement Date:	January 15, 2014

Expiration Date:	April 30, 2016

Term:	The period from the Lease Commencement Date to the Expiration Date, except with respect to the Additional Premises, which shall commence on the Additional Premises Commencement Date.

Base Rent for Second Renewal Term:	For the period from May 1, 2012 through April 30, 2013: Annual Base Rent/Sq Ft. (Net of Electrical): $42.00 per rentable square foot Monthly Base Rent (Net of Electrical): $39,389.00

For the period from May 1, 2013 through April 30, 2014: Annual Base Rent/Sq Ft. (Net of Electrical): $43.26 per rentable square foot Monthly Base Rent (Net of Electrical): $40,570.67

Suite 380 Base Rent as of Third Amendment Commencement Date:

For the period from May 1, 2014 through April 30, 2015:

Annual Base Rent/Sq Ft. (Net of Electrical):

$45.00 per rentable square foot

Monthly Base Rent (Net of Electrical):

$42,202.50

For the period from May 1, 2015 through April 30, 2016:

Annual Base Rent/Sq Ft. (Net of Electrical):

$46.35 per rentable square foot

Monthly Base Rent (Net of Electrical):

$43,468.58

Suite 316 Base Rent as of Third Amendment Commencement Date:

For the period from January 15, 2014 through January 14, 2015:

Annual Base Rent/Sq Ft. (Net of Electrical):

$50.00 per rentable square foot

Monthly Base Rent (Net of Electrical):

$6,520.83

For the period from January 15, 2015 through April 30, 2016:

Annual Base Rent/Sq Ft. (Net of Electrical):

$51.50 per rentable square foot

Monthly Base Rent (Net of Electrical):

$6,716.46

Operating Expense and Tax Base Year:	From the Effective Date through and until April 30, 2014: Calendar year 2012 From April 30, 2014 through and until the Expiration Date: Calendar year 2014

Tenant’s Percentage Share:	1.95%

Permitted Use:	General office use, research, development and administrative and other office-related activities

Security Deposit:	$146,169.99

Building Directory Spaces:	One (1) directory strip

Parking Spaces:	Two (2) unreserved parking spaces on the roof level of the Project parking garage

Tenant’s Address:	650 Townsend Street, Suite 380 San Francisco, California 94103 Attention: Chief Financial Officer

Landlord’s Address:	c/o Cushman & Wakefield 650 Townsend Street, Suite 220 San Francisco, CA 94103 With a copy to: c/o Zynga Inc. 699 Eighth Street San Francisco, CA 94103 Attn: VP, Workplace